Exhibit 15.1

福建省福州市台江区望龙二路 1 号国际金融中心（IFC）37 层（350005）
电话：+86-591-87850803 传真：+86-591-87816904
37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P.R.China
Tel：+86-591-87850803 Fax：+86-591-87816904

www.allbrightlaw.com

31 January, 2022

To: Universe Pharmaceuticals INC

265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone
Ji’an, Jiangxi Province

People’s Republic of China

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “Item 3 Key Information—D. Risk Factors—Risks Related to Doing Business in China” and “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” in Universe Pharmaceuticals INC’s annual report on Form 20-F for the year ended September 30, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

Zhang Biwang
Lawyer

AllBright Law Offices(Fuzhou)